Execution Copy

ASSET   PURCHASE   AGREEMENT

This Asset Purchase Agreement (this "Agreement") is made on 5 January, 2010, by and between Regenocell Laboratories Ltd, a company under incorporation under the laws of the state of Israel ("Regenocell", the "Buyer"), and TheraVitae Limited, a company incorporated under the laws of the state of Israel (the "Seller").

RECITALS:

WHEREAS	The Seller has agreed to sell and transfer the Purchased Assets (as such term is further defined) to the Buyer on the terms and conditions of this agreement; and

WHEREAS	The Buyer has agreed to purchase from the Seller the Purchased Assets

NOW THEREFORE in consideration of the premises and mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.	INTERPRETATION

Definitions. In this agreement, except as otherwise expressly provided, capitalized words or expressions shall have the meanings set out below:

1.1.	“Agreement” means this agreement and all Schedules attached to this agreement, in each case as they may be supplemented or amended from time to time in accordance with the terms hereof;

1.2.
“Assumed Liabilities” means the obligations of the Seller at the Closing Date in relation to creditors of the Seller as listed in Schedule 1.2 to this agreement. Such liabilities shall be borne solely by the Buyer.

1.3.	“Authority” means any governmental or regulatory authority, body, agency or department, whether provincial, municipal or foreign, having jurisdiction over the Seller or any aspect thereof;

1.4.	“Business Day” means every day except Friday and Saturday or a day which is a statutory holiday under the applicable Laws;

1.5.
“Closing” means the completion of the transactions described in this agreement, “Closing Date” or “Date of Closing” means February 4st, 2010 or such earlier or later date as may be agreed by the parties;

1.6.
“Consents” means all consents or approvals from any party to any indenture, mortgage, lease, permit, instrument, license, contract, agreement, arrangement or understanding to which the Seller is a party or by which it or its assets are bound, which is required for the execution of this agreement, the Closing or the performance of any terms hereof;

1.7.
"Deposit" means a deposit of $ 134,284 deposited by the Company in Bank Hapoalim (the "Bank"), and mortgaged for the benefit of the Bank as a security for a bank guaranty issued by the Bank in favor of Africa Israel Ltd., as required under the Lease.

1.8.
"Disclosed" means fully, accurately, clearly and fairly disclosed or deemed to have been Disclosed (with sufficient explanation and detail to identify clearly the nature, scope and full implications of the matters disclosed) in or under this agreement.

1.9.	“Employees” means the employees employed by the Seller as listed and detailed in Schedule 1.9 to this agreement;

1.10.
“Encumbrance” means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, guarantee, trust, right of set-off or other third party right or interest (legal or equitable) including any assignment by way of security, reservation of title or other security interest of any kind, howsoever created or arising, or any other agreement or arrangement (including a sale and repurchase agreement) having similar effect.

1.11.
“Equipment” means all hardware, software, machines and other equipment and accessories owned by the Seller and including all tangible personal property, Office Equipment and all as more particularly described in Schedule 1.11 to this agreement;

1.12.
“Financial Statements” means collectively, the management prepared financial statements of Seller, for the two years ending 31 December, 2009 and the Audited Financial Statements for the year ended 31 December 2007, each consisting of a balance sheet as of that date, statement of income and retained earnings and statement of changes in financial position, together with the notes thereto, the review of the accountants of the Seller in respect thereof and a cash flow statement, all as included in Schedule 1.12 to this agreement;

1.13.	"Known Liabilities" means the Liabilities to be paid by the Purchaser as stated in Schedule 1.2 to this Agreement minus the Deposit.

1.14.	“Laws” means all applicable federal, provincial, municipal, local or foreign laws, statutes, regulations, ordinances, rules, guidelines, orders, directives or other requirements of any Authority;

1.15.	“Lease” means the lease agreement for the Seller's premises described in Schedule 1.15 to this agreement;

1.16.
“Liabilities” means any direct or indirect indebtedness, liability, guaranty, endorsement, claim, loss, damage, deficiency, cost, expenses, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or un-liquidated, secured or unsecured;

1.17.	“Office Equipment” means all furniture and office equipment, Computer systems and software owned by the Seller;

1.18.
“Person” includes an individual, corporation, partnership, trustee, trust, unincorporated association, organization, syndicate, executor, administrator or other legal or personal representative and pronouns have a similarly extended meaning;

1.19.	“Purchased Assets” means all the property rights and assets of the Seller including, Equipment, Office Equipment, Lease, and all other assets owned by the Seller;

1.20.	“Purchase Price” means the purchase price for the Purchased Assets under this agreement, as detailed in Schedule 1.20 to this Agreement;

1.21.
“Regulatory Approvals” means all approvals, permits, sanctions, rulings, orders, declarations or consents from any Authority required for the execution of this agreement, the Closing or the performance of any terms hereof and the completion of the transactions contemplated by this agreement.

1.22.	"Warranties" means the warranties and representations set out in clause 3.

1.23.	Construction.

In this agreement:

1.23.1.	words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

1.23.2.	The use of headings is for convenience of reference only and shall not affect the construction of this agreement;

2.	PURCHASE AND SALE OF PURCHASED ASSETS

2.1.
Purchase and Sale. Subject to the terms and conditions of this agreement, on the Closing Date, the Buyer will purchase and the Seller will sell, transfer, convey, assign and deliver all of the Purchased Assets, including all rights, titles, and interests, to the Buyer. The Purchased Assets shall be conveyed free and clear of all Liabilities, obligations and other Encumbrances saved for the Assumed Liabilities. In order to allow easier transfer of the Lease to the Buyer, the Seller shall also transfer the Deposit to the Buyer. Such transfer shall occur also after the Buyer has procured a release of the Seller from Seller's obligations under the Lease, including without limitations the return of the bank guaranty issued by the Bank in favor of the Seller with respect to the Lease.

2.2.
Payment of Purchase Price. The Purchase Price shall be paid to the Seller by the Buyer as detailed in schedule 1.20 to this Agreement. All payments under this agreement are excluding VAT (which will be added), and will be made against dully issued invoice.

2.3.
The Seller warrants to the Buyer to use the proceeds of the Purchase Price in order settle all of Seller's Known Liabilities (other than the Assumed Liabilities, to be settled by the Buyer as provided in section 2.4 below).

2.4.	Buyer hereby warrants to the Seller, that Seller shall settle the Assumed Liabilities in full.

3.	REPRESENTATION AND WARRANTIES OF THE SELLER

Representations and Warranties. The Seller makes the following representations and warranties:
3.1.	The Seller warrants and represents to the Buyer that each Warranty is true, accurate and not misleading except as Disclosed.

3.2.
All information contained in this agreement and all other information relating to the Purchased Assets given by or on behalf of the Seller to the Buyer, its advisers or agents are true, accurate and complete in every respect and are not misleading.

3.3.	There is no information that has not been Disclosed which, if Disclosed, might reasonably affect the willingness of the Buyer to buy the Purchased Assets.

3.4.
The Seller has all requisite power and authority, and has taken all necessary corporate action, to enable it to enter into and perform this agreement and all agreements and documents entered into, or to be entered into, pursuant to the terms of this agreement.

3.5.
This agreement and all other agreements and documents referred to in it constitute (or shall when executed constitute) valid, legal and binding obligations on the Seller enforceable in accordance with their respective terms.

3.6.
The Seller does not require the consent, approval or authority of any other person to enter into or perform its obligations under this agreement. The Seller's entry into and performance of this agreement will not constitute any breach of or default under any contractual, governmental or public obligation binding on it.

3.7.
The Warranties are deemed to be repeated by reference to the circumstances prevailing at the time of repetition on each day up to and including Closing and any reference made to the date of this agreement (whether express or implied) in relation to any Warranty shall be construed, in relation to any such repetition, as a reference to each such day.

3.8.
Corporate Matters. Seller is a corporation incorporated and organized and validly exists under the Laws of the state of Israel and has not been dissolved. Seller has the requisite corporate power and authority to own or lease its property, to enter into this agreement and to sell or to lease, as applicable, the Purchased Assets to the Buyer and otherwise perform its obligations pursuant to this agreement.

3.9.	Title to Purchased Assets. Except as specifically disclosed in Schedule 3.9, the Seller is the sole legal and beneficial owner of the Purchased Assets, free and clear of any and all Encumbrances.

3.10.	Regulatory Approvals and Consents.

3.10.1.	No Regulatory Approval or filing or registration with any Authority is required to be made or obtained by the Seller prior to the consummation of the transactions contemplated hereby; and

3.10.2.	No consent is required to be obtained by the Seller from any third party prior to the consummation of the transactions contemplated hereby.

3.11.
General Business Compliance with Laws. The Seller is duly licensed, registered or qualified and duly posses all licenses, permits, consents and approvals (the “Licenses”) to enable its operations to be carried on as now conducted in compliance with the Laws. The Licenses are valid and subsisting and in good standing and there has been no violation in respect thereof by the Seller. The Licenses are transferable to the Buyers pursuant to this agreement.

3.12.
Litigation. There is no suit, action, dispute, civil or criminal litigation, claim, arbitration or legal, administrative or other proceeding or governmental investigation, including appeals and applications for review (collectively, “Claims”), pending against the Seller or any of the Purchased Assets. There is not presently outstanding against the Seller any judgment, execution, order, injunction, decree or rule of any court, administrative agency, governmental authority or arbitrator with respect to the Purchased Assets. Notwithstanding the above, the parties acknowledge that the Seller has executed a Bridging License Agreement with Kwalata Trading Limited  and such Agreement (including ancillary agreements) are in dispute (the " Kwalata Dispute"), and such matters have previously been disclosed to the Buyer. Buyer hereby acknowledge the information pertaining to the Kwalata Dispute.

3.13.
Financial Statements. The Financial Statements are true and correct in all respects, are in accordance with the books and records of Seller and have been prepared in accordance with the Israeli GAAP consistently applied, and fairly and accurately present in all respects the financial position of Seller as of their respective dates and the results of their operations for the periods then ended. There is no material liability, contingent or otherwise, not adequately reflected in or reserved against in the aforesaid Financial Statements..

3.14.
Environmental Matters. Seller is not in violation of any applicable statute, law, case law or regulation relating to environment or occupational health and safety with regard to the Purchased Assets, and no material expenditures are required in order to comply with any such existing statute, law or regulation.

3.15.
Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of Seller, is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, on account of any action taken by Seller, in connection with any of the transactions contemplated under this agreement.

3.16.	Disclosure

3.16.1.	The Seller has provided the Buyer with all information concerning its assets and Liabilities, and in particular, all information with respect to the Purchased Assets and the Assumed Liabilities.

3.16.2.
No representation or warranty by the Seller in this agreement nor any statement, schedule, schedule, list or certificate delivered by the Seller pursuant to this agreement, or in connection with any transaction contemplated hereby, contains any untrue statement, or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

3.16.3.
The Seller undertakes to notify the Buyer in writing promptly if it becomes aware of any circumstance arising after the date of this agreement which would cause any warranty become untrue or inaccurate or misleading in a material respect.

4.	REPRESENTATIONS AND WARRANTIES OF THE BUYER

Representations and Warranties. The Buyer hereby makes the following representations and warranties and acknowledges that the Seller is relying on such representations and warranties in entering into this agreement and in selling the Purchased Assets to the Buyer:
4.1.
Organization of Buyer. The Buyer is a corporation incorporated, validly existing and in good standing under the Laws of the state of Israel. The Buyer has the requisite corporate power and authority to enter into this agreement and to purchase the Purchased Assets and otherwise perform its obligations pursuant to this agreement.

4.2.	Authorization of Agreement. This agreement has been duly authorized, executed and delivered by the Buyer.

4.3.	Enforceability of Agreement. This agreement constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

5.	SURVIVAL AND INDEMNIFICATION

5.1.	Indemnification.

The Seller agrees to indemnify and hold Buyer and its respective officers, directors, employees and Affiliates (any, an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless against all claims, losses, liabilities, damages, amounts paid or payable, injuries, decline in value, liabilities, settlements, judgments, awards, fines, penalties, taxes, fees of any nature, regardless of whether or not such damages relate to any third-party claim, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense (hereinafter individually a “Loss” and collectively “Losses”) paid, incurred, accrued or sustained by the Indemnified Parties, or any of them, that are incident to, arise out of, in connection with, or relate to

5.1.1.
any breach or inaccuracy of a representation or warranty of Seller contained in this agreement or in any certificate or other instruments delivered pursuant to this agreement, as of the date of this agreement or on and as of the Closing with the same force and effect as if such representation or warranty was made on and as of the Closing;

5.1.2.
Any failure by the Seller to perform or comply with any covenant or other agreement applicable to it contained in this agreement or in any certificate or other instruments delivered pursuant to this agreement;

5.1.3.
Any claim made by any Person that such Person is or was entitled (by contract or otherwise) to receive any amount or property or other remedy from the Buyer when the cause of such claim is pre-Closing;

6.	CLOSING

6.1.	On the Closing Date, the Seller shall deliver to the Buyer:

6.1.1.
All deeds, conveyances, bills of sale, transfers, assignments, assurances, consents and any other documents as are necessary or reasonably required by Buyer to effectively transfer the Purchased Assets to the Buyer in accordance with this agreement, such documents to be in registrable form to the extent registrable;

6.1.2.	Actual title and possession of the Purchased Assets;

6.2.	The Buyer shall procure (on or before the Closing Date) a written consent for the assignment of the Lease to the Buyer;

6.3.	On the Closing Date, the Buyer deliver to the Seller the payments required by Section 2.2 above.

6.4.	Payments to the Seller shall be made by electronic transfer to the below mentioned bank account:

Theravitae Ltd.
Bank Hapoalim
Branch #636, Ness Ziona
Rechov Habanim 1
Ness Ziona, Israel
Account #: 668004
Swift: POALILIT
6.5.
The parties acknowledge that the Closing of this Agreement shall occur along with the closing of a certain asset purchase agreement executed at the same signing date, between the Buyer's parent Company, and an affiliate of the Seller with respect to certain patient data (the "Additional Agreement"). The Closing of this Agreement shall not occur unless the closing of the Additional Agreement has occurred.

7.	EMPLOYMENT MATTERS

7.1.
Schedule 1.9 contains a complete and accurate list of all of the Employees, and their respective employment agreements with Seller and amounts owed or due by the Seller with respect to each such Employee.

7.2.
Dismissal and re-hiring. The Buyer undertakes to execute an employment agreement with the Employees, in the form attached as Schedule 7.2 to this Agreement. Following such execution, the Seller undertakes to provide the employees with a 30 days notice of termination.

7.3.
Pre-Closing Obligations. All Liabilities relating to the Employees, including premium contributions, remittance, employer health tax, income tax, workers’ compensation and any other employment related legislation, arising up to and including the Closing Date, salary, benefits accrued and not paid up to and including the Closing Date, actions, causes of action, claims and demands, and any interest, award, judgment, penalties, costs or expenses relating thereto, that are not conveyed to the Buyer as part of the Assumed Liabilities shall be the Seller’s responsibility.

7.4.
Post-Closing Obligations. All Liabilities relating to the Employees, including premium contributions, remittance, employer health tax, income tax, workers’ compensation and any other employment related legislation, arising as of the Closing Date, actions, causes of action, claims and demands, and any interest, award, judgment, penalties, costs or expenses relating thereto, shall be the Buyer’s responsibility. .

8.	INTERIM PERIOD

8.1.	During the period from the Execution Date to the Closing Date (hereinafter the "Interim Period"), the following terms shall be in effect:

8.1.1.	The Seller shall conduct its operations in the ordinary normal and proper course of business.

8.1.2.
Buyer shall be entitled to all income generated from Seller's activity during the Interim Period. Buyer shall be sole responsible for all Seller's costs and expenses with respect to Seller's activity during the Interim Period, including without limitations, the costs associated with the Employees and the Purchased Assets.

9.	CONFIDENTIALITY

9.1.
The Seller and the Buyer will hold confidential all information (the "Confidential Information") pertaining to this Agreement including, but not limited to, the terms of this Agreement, the Purchase Price, the Parties to this Agreement, and the subject matter of this Agreement as well as any written or oral information obtained about the respective Parties that is not currently in the public domain. Confidential Information will not include the following:

9.1.1.	Information generally known in the respective industries of the Purchaser and the Seller.

9.1.2.	Information that enters the public domain through no fault of the Purchaser or the Seller.

9.1.3.	Information that is independently created by the Purchaser or the Seller respectively without direct or indirect use of information obtained during the course of negotiations for this Agreement.

9.1.4.	Information that is rightfully obtained by the Purchaser or the Seller from a third party who has the right to transfer or disclose the information.

9.1.5.	Information which is necessary to disclose for compliance with relevant laws and regulations, court rules and/or governmental or regulator rules.

9.2.
The Seller and the Buyer may disclose any Confidential Information relating to this Agreement to any of its employees, agents and advisors where there is a need to know in relation to this Agreement and where the personnel agree to be legally bound by the same burdens of confidentiality.

10.	GENERAL

10.1.
Place of Closing. The Closing shall take place at the offices of Banai Azriel Stern Law Office, 1 Azrieli center Round Tower 19th floor Tel Aviv, Israel,  or at such other place as may be agreed upon by the Buyer and the Seller.

10.2.
Governing Law; Jurisdiction. This agreement shall be governed by the laws of the state of Israel, without regard to the conflict of laws provisions thereto. Any controversy or claim arising out of or relating to this agreement, its interpretation, performance, or termination, or the breach thereof, shall submitted exclusively to the competent courts of the Tel Aviv District, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such courts.

10.3.
Taxes. Subject to the terms and conditions of this agreement each party shall be solely responsible for any income, capital gains, use, service or other tax levied on the said party or incurred by the said party on account of the agreement or the transactions and activities hereunder.

10.4.	Notice. All notices required or permitted by this agreement shall be in writing and delivered by hand or sent by telecopier to:

the Buyer:
RegenoCELL Therapeutics, Inc.
2 Briar Lane
Natick, Massachusetts 01760
United States of America
Telecopier: +508-647-5673

the Seller:
Vincent Mak
1016-18 Tai Nam West St.
Kwong Loong Tai Bldg.
Lai Chi Kok, Hong Kong
Phone: 852 2744 8714

or at such other address or fax number of which the addressee may from time to time have notified the addressor. A notice shall be deemed to have been sent and received on the day it is delivered by hand or on the day on which transmission is confirmed, if telecopied. If such day is not a Business Day or if the notice is received after ordinary office hours (time of place of receipt), the notice shall be deemed to have been sent and received on the next Business Day.

10.5.	Amendment. This agreement may be amended only by written agreement of the parties.

10.6.
Waiver. No waiver of any provision of this agreement shall be binding unless it is in writing. No indulgence or forbearance by a party shall constitute a waiver of such party’s right to insist on performance in full and in a timely manner of all covenants in this agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this agreement at any time.

10.7.
Entire Agreement. This agreement and the Schedules attached to this agreement constitute the entire agreement among the parties pertaining to all the matters herein and supersede all previous agreements between the Buyer and the Seller.

10.8.
Severability. If any provision of this agreement is invalid or unenforceable, such provision shall be severed and the remainder of this agreement shall be unaffected thereby but shall continue to be valid and enforceable to the fullest extent permitted by law.

10.9.	Counterparts. This agreement may be executed in one or more counterparts (by original or facsimile signature) which, together, shall constitute one and the same agreement.

10.10.
Assignment. Neither this agreement nor any rights or obligations hereunder may be assigned, directly or indirectly, by any party without the prior written consent of the other party. Any assignment without such consent shall be null and void.

10.11.
Enurement and Binding Effect. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators, personal representatives and permitted assigns.

10.12.	Expenses Each party shall bear its own expenses (including its own legal expenses) in connection with this agreement and the transaction contemplated thereby.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

/s/ James F. Mongiardo	/s/ Warin Phujantuek
Regenocell Laboratories Ltd.	TheraVitae Limited.
By: James F. Mongiardo	By: Warin Phujantuek
Title: Director	Title:
Date: 5 January 2010	Date:

Schedule 1.11	Listed of Fixed Assets	Dept	Item#	Description	Date Acquired	Closing Cost	Accum Dep	NBV		NBV$
	1 - Vehicles.
		1	2	Car-Ford Focus	01/08/03	96999	93362	₪	3,637	$963	Vehicle
		1	3	Radio	30/11/03	839	766	₪	73	$19	Vehicle
		1	4	Speaker	30/07/03	243	234	₪	9	$2	Vehicle
Total	1 - Vehicles					98081	94362	₪	3,719	$985
	2 - Computers & Software.									$-
		2	28	Computer	25/01/04	26866	26866	₪	-0	$-	Computers & Software
		2	76	Scanner	05/09/04	231	231	₪	-0	$-	Computers & Software
		2	75	computer, printer, office	01/09/04	7162	7162	₪	-0	$-	Computers & Software
		2	62	MS office	15/07/04	1035	1035	₪	-0	$-	Computers & Software
		2	72	Anti-virus	02/08/04	390	390	₪	-0	$-	Computers & Software
		2	71	credit	02/08/04	-277	-277	₪	-0	$-	Computers & Software
		2	107	2 computers	02/02/06	9957	9957	₪	-0	$-	Computers & Software
		2	1	laptop	25/08/03	3330	3330	₪	-0	$-	Computers & Software
		2	148	MS office	04/01/07	1186	1171	₪	15	$4	Computers & Software
		2	86	computer	01/12/04	19232	19232	₪	-0	$-	Computers & Software
		2	102	software	01/10/05	1103	1103	₪	-0	$-	Computers & Software
		2	143	Anti-virus	01/11/06	600	600	₪	-0	$-	Computers & Software
		2	142	software	15/10/06	315	315	₪	-0	$-	Computers & Software
		2	141	software	08/10/06	2191	2191	₪	-0	$-	Computers & Software
		2	100	Monitor_anti virus	07/08/05	1265	1265	₪	-0	$-	Computers & Software
		2	96	computer	01/03/05	9448	9448	₪	-0	$-	Computers & Software
		2	120	computer locks	10/09/06	4970	4970	₪	-0	$-	Computers & Software
		2	114	computers, monitors	01/04/06	11176	11176	₪	-0	$-	Computers & Software
		2	115	monitor	01/06/06	1330	1330	₪	-0	$-	Computers & Software
		2	116	laptop +office	01/06/06	10300	10300	₪	-0	$-	Computers & Software
		2	118	laptop	16/07/06	4294	4294	₪	-0	$-	Computers & Software
		2	77	printer	13/09/04	342	342	₪	-0	$-	Computers & Software
		2	119	software	03/09/06	2581	2581	₪	-0	$-	Computers & Software
		2	165	Quantum Simply	06/02/08	3047	1913	₪	1,134	$300	Computers & Software
		2	121	credit	10/09/06	-80	-80	₪	-0	$-	Computers & Software
		2	162	computer	12/10/08	2683	1081	₪	1,603	$425	Computers & Software
		2	161	computer	13/08/08	4071	1860	₪	2,211	$586	Computers & Software
		2	160	computer	05/07/08	2580	1268	₪	1,312	$348	Computers & Software
Total	2 - Computers & Software.					131328	125054	₪	6,275	$1,662
	4 - Infrastructure and Leasehold Improvements.									$-
		4	180	Seperation Wall	15/10/09	11418	404	₪	11,014	$2,918	Infrastructure and Leasehold Improvements
		4	60	A.A. (1982) Ltd	30/07/04	15100	5728	₪	9,372	$2,483	Infrastructure and Leasehold Improvements
		4	63	Precise Eng. (cleanrooms)	02/08/04	84178	75966	₪	8,212	$2,175	Infrastructure and Leasehold Improvements
		4	123	Rakezet	01/09/06	10760	5979	₪	4,781	$1,266	Infrastructure and Leasehold Improvements
		4	45	Carpets	01/06/04	3939	3666	₪	273	$72	Infrastructure and Leasehold Improvements
		4	117	Architect	01/05/06	5400	3301	₪	2,099	$556	Infrastructure and Leasehold Improvements
		4	35	Precise Eng. (cleanrooms)	01/05/04	229400	213499	₪	15,901	$4,212	Infrastructure and Leasehold Improvements
		4	98	Damper	01/05/05	1300	910	₪	390	$103	Infrastructure and Leasehold Improvements
		4	59	Shelving	01/07/04	5000	1925	₪	3,075	$815	Infrastructure and Leasehold Improvements
		4	7	Contractor AIS	21/03/04	82600	76874	₪	5,726	$1,517	Infrastructure and Leasehold Improvements
		4	11	Contractor AIS	01/04/04	17822	16587	₪	1,235	$327	Infrastructure and Leasehold Improvements
		4	144	Drywall	01/12/06	2250	1157	₪	1,094	$290	Infrastructure and Leasehold Improvements
		4	10	Electric work	31/03/04	13837	12878	₪	959	$254	Infrastructure and Leasehold Improvements
		4	34	Precise Eng. (cleanrooms)	30/05/04	91300	84972	₪	6,328	$1,676	Infrastructure and Leasehold Improvements
		4	46	Precise Eng. (cleanrooms)	01/07/04	78627	72086	₪	6,541	$1,733	Infrastructure and Leasehold Improvements
		4	8	Precise Eng. (cleanrooms)	29/03/04	248655	231419	₪	17,236	$4,566	Infrastructure and Leasehold Improvements
		4	31	Electric work	01/05/04	500	466	₪	34	$9	Infrastructure and Leasehold Improvements
		4	57	Furniture-cleanroom	01/07/04	28491	26120	₪	2,371	$628	Infrastructure and Leasehold Improvements
		4	6	QLC electric	29/02/04	2660	2589	₪	71	$19	Infrastructure and Leasehold Improvements
		4	32	Firealarm	01/05/04	2120	1973	₪	147	$39	Infrastructure and Leasehold Improvements
		4	5	Precise Eng. (cleanrooms)	29/02/04	155697	144905	₪	10,793	$2,859	Infrastructure and Leasehold Improvements
		4	33	Firealarm	05/05/04	3120	2903	₪	216	$57	Infrastructure and Leasehold Improvements
		4	9	Contractor AIS	30/03/04	22355	20806	₪	1,549	$410	Infrastructure and Leasehold Improvements
Total	Total	4 - Infrastructure and Leasehold Improvements.				1116529	1007113	₪	109,417	$28,985
	5 - Equipment & Machinery.									$-
		5	69	MAS 100 ECO Airsample	17/08/04	13430	10822	₪	2,608	$691	Equipment & Machinery
		5	80	Dor Marketing LTD	01/10/04	1500	1181	₪	319	$85	Equipment & Machinery
		5	79	Drummond-portable	01/10/04	1053	830	₪	224	$59	Equipment & Machinery
		5	78	Lumitron LTD for Adapter	01/10/04	7411	5836	₪	1,575	$417	Equipment & Machinery
		5	73	MAS 100 ECO Airsa' credit	01/09/04	-244	-195	₪	-49	$(13)	Equipment & Machinery
		5	64	hemacyometer+cover	01/08/04	876	712	₪	164	$43	Equipment & Machinery
		5	65	power supply	01/08/04	5394	4383	₪	1,011	$268	Equipment & Machinery
		5	66	fridge	01/08/04	4000	3250	₪	750	$199	Equipment & Machinery
		5	67	hemacytometer	09/08/04	800	647	₪	153	$41	Equipment & Machinery
		5	68	boxes	15/08/04	348	281	₪	67	$18	Equipment & Machinery
		5	74	pipettes	01/09/04	2903	2322	₪	581	$154	Equipment & Machinery
		5	36	centrifuge	01/05/04	63898	54313	₪	9,585	$2,539	Equipment & Machinery
		5	12	lab equipment	21/01/04	1529	1363	₪	166	$44	Equipment & Machinery
		5	13	lab equipment	21/01/04	3676	3278	₪	398	$105	Equipment & Machinery
		5	14	lab equipment	23/01/04	29437	26224	₪	3,214	$851	Equipment & Machinery
		5	15	microscope-Agentech	26/01/04	6255	5564	₪	691	$183	Equipment & Machinery
		5	16	lab equipment	26/01/04	14885	13241	₪	1,644	$435	Equipment & Machinery
		5	17	microscope	28/01/04	13256	11781	₪	1,475	$391	Equipment & Machinery
		5	18	lab equipment	04/02/04	62055	54996	₪	7,059	$1,870	Equipment & Machinery
		5	19	lab equipment	08/02/04	11170	9881	₪	1,289	$341	Equipment & Machinery
		5	20	autoclav	09/02/04	16576	14656	₪	1,920	$509	Equipment & Machinery
		5	21	lab equipment	10/02/04	1269	1122	₪	148	$39	Equipment & Machinery
		5	22	lab equipment	10/02/04	1095	968	₪	127	$34	Equipment & Machinery
		5	23	lumitron	26/02/04	78173	68564	₪	9,609	$2,545	Equipment & Machinery
		5	48	Gas infrastructure	01/07/04	11928	9841	₪	2,087	$553	Equipment & Machinery
		5	25	Revco freezer ULT1686 mod	14/04/04	17100	14656	₪	2,444	$647	Equipment & Machinery
		5	56	Inner door credit	26/07/04	-2946	-2399	₪	-546	$(145)	Equipment & Machinery
		5	37	Zalion	01/05/04	3603	3063	₪	541	$143	Equipment & Machinery
		5	42	water jacket	01/06/04	38809	32503	₪	6,307	$1,671	Equipment & Machinery
		5	43	water jacket - זיכוי	01/06/04	-1812	-1518	₪	-295	$(78)	Equipment & Machinery
		5	89	Adapter 180-250 ML	01/12/04	778	594	₪	185	$49	Equipment & Machinery
		5	47	Main Bodi	01/07/04	22506	18567	₪	3,939	$1,043	Equipment & Machinery
		5	81	Palbam -refregiator	01/10/04	7000	5513	₪	1,488	$394	Equipment & Machinery
		5	49	Biological safety cabinet	01/07/04	59644	49206	₪	10,438	$2,765	Equipment & Machinery
		5	50	Water jacket	01/07/04	47467	39161	₪	8,307	$2,201	Equipment & Machinery
		5	51	Portable Pipet	01/07/04	1055	870	₪	185	$49	Equipment & Machinery
		5	52	ice machine	01/07/04	2000	1650	₪	350	$93	Equipment & Machinery
		5	53	TV adapter +relay lens	01/07/04	3354	2767	₪	587	$155	Equipment & Machinery
		5	54	Palbam מקרר	01/07/04	5466	4509	₪	957	$254	Equipment & Machinery
		5	55	scales	01/07/04	1350	1114	₪	236	$63	Equipment & Machinery
		5	24	diagnostic equipment	08/03/04	360298	209473	₪	150,825	$39,954	Equipment & Machinery

Schedule 1.11	Listed of Fixed Assets	Dept	Item#	Description	Date Acquired	Closing Cost	Accum Dep	NBV		NBV$
		5	126	equipment	01/10/06	940	458	₪	482	$128	Equipment & Machinery
		5	157	Fixed Angle Rotor 6*85	17/10/07	8538	2827	₪	5,712	$1,513	Equipment & Machinery
		5	156	Portable Pipet Aid XP	21/10/07	2089	688	₪	1,401	$371	Equipment & Machinery
		5	151	Digital Camera Unit DSU2	01/04/07	114192	-0	₪	114,192	$30,250	Equipment & Machinery
		5	152	filter	01/05/07	2850	1140	₪	1,710	$453	Equipment & Machinery
		5	153	aliza calibration	02/05/07	850	340	₪	510	$135	Equipment & Machinery
		5	147	equipment from D-pharm	07/01/07	32555	14571	₪	17,984	$4,764	Equipment & Machinery
		5	164	incubator	31/12/08	12309	1851	₪	10,458	$2,770	Equipment & Machinery
		5	150	masks	01/04/07	535	221	₪	314	$83	Equipment & Machinery
		5	125	leasehold-lab	07/03/05	30310	21901	₪	8,409	$2,228	Equipment & Machinery
		5	149	mafil	01/02/07	2330	1019	₪	1,311	$347	Equipment & Machinery
		5	128	equipment from D-pharm	11/10/06	33929	16403	₪	17,525	$4,642	Equipment & Machinery
		5	129	equipment from D-pharm	16/10/06	828	399	₪	429	$114	Equipment & Machinery
		5	130	lab equipment	01/11/06	1040	494	₪	546	$145	Equipment & Machinery
		5	131	autoclav	01/12/06	26752	12373	₪	14,379	$3,809	Equipment & Machinery
		5	155	Western Digital	25/10/07	1406	461	₪	945	$250	Equipment & Machinery
		5	159	plastic materials	09/07/08	7605	1687	₪	5,918	$1,568	Equipment & Machinery
		5	158	mitkan	06/07/08	4050	903	₪	3,147	$834	Equipment & Machinery
		5	82	levant tec adapter 1pl	01/12/04	403	307	₪	96	$25	Equipment & Machinery
		5	124	SOFRIGAM עבור ציוד	01/09/06	1457	728	₪	728	$193	Equipment & Machinery
		5	177	D-pharm LTD-עבור רכישת ציוד חלוקה נ146	07/01/07	-0	-0	₪	-0	$-	Equipment & Machinery
		5	97	Dr.Marketing מכשיר נוזלים	01/03/05	1000	725	₪	275	$73	Equipment & Machinery
		5	83	lumitron adapter 7-18ML	01/12/04	897	684	₪	213	$56	Equipment & Machinery
		5	84	lumitron adapter 50ML	01/12/04	772	588	₪	183	$48	Equipment & Machinery
		5	85	agentek' main body	19/12/04	18195	13737	₪	4,458	$1,181	Equipment & Machinery
		5	88	Dalite C-R	29/12/04	400	300	₪	100	$26	Equipment & Machinery
		5	178	equipment from D-pharm	07/01/07	332	149	₪	183	$48	Equipment & Machinery
		5	90	Acrylic pipette rack	01/01/05	324	243	₪	81	$21	Equipment & Machinery
		5	91	wagon	01/01/05	2000	1500	₪	500	$132	Equipment & Machinery
		5	109	medical equipment XTL	27/03/06	14724	8312	₪	6,412	$1,699	Equipment & Machinery
		5	93	medical equipment Enterpharm	26/01/05	11029	8157	₪	2,872	$761	Equipment & Machinery
		5	127	equipment from D-pharm	11/10/06	33568	16229	₪	17,339	$4,593	Equipment & Machinery
		5	95	equipment from DeltaT	01/02/05	3143	2318	₪	825	$219	Equipment & Machinery
		5	99	equipment from DeltaT	01/05/05	4661	3263	₪	1,398	$370	Equipment & Machinery
		5	145	equipment from D-pharm	02/11/06	32826	15579	₪	17,247	$4,569	Equipment & Machinery
		5	103	fridge	01/11/05	5528	3455	₪	2,073	$549	Equipment & Machinery
		5	104	MULTISKAN	08/11/05	19387	12060	₪	7,327	$1,941	Equipment & Machinery
		5	105	leasehold-lab	10/02/05	59332	43519	₪	15,813	$4,189	Equipment & Machinery
		5	92	equipment-Getter	01/01/05	1872	1404	₪	468	$124	Equipment & Machinery
Total		5 - Equipment & Machinery. .				1413303	896583	₪	516,726	$136,881
	6 - Furnitureי.									$-
		6	27	Cellphone	15/03/04	2263	1967	₪	296	$78	Computers & Software
		6	154	din gavoha	16/01/07	1410	292	₪	1,118	$296	Furniture
		6	26	Tami4 water bar	29/02/04	2200	1927	₪	273	$72	Furniture
		6	174	Cellphone-credit	12/08/09	-3332	-90	₪	-3,241	$(859)	Computers & Software
		6	167	Cellphone	07/06/09	1098	44	₪	1,054	$279	Computers & Software
		6	134	lock	01/10/06	849	193	₪	656	$174	Furniture
		6	168	Cellphone	07/06/09	2612	104	₪	2,509	$665	Computers & Software
		6	169	Cellphone	07/06/09	2612	104	₪	2,509	$665	Computers & Software
		6	170	modem	07/06/09	719	29	₪	691	$183	Computers & Software
		6	171	Cellphone	23/09/08	2574	180	₪	2,394	$634	Computers & Software
		6	172	Cellphone	09/09/08	1239	87	₪	1,152	$305	Computers & Software
		6	173	Cellphone	09/09/08	1476	103	₪	1,373	$364	Computers & Software
		6	175	furniture-office	01/06/04	-0	-0	₪	-0	$-	Furniture
		6	176	furniture-office	01/06/04	12729	4975	₪	7,754	$2,054	Furniture
		6	166	Cellphone	07/06/09	1098	44	₪	1,054	$279	Computers & Software
		6	179	furniture-office	17/11/09	36300	311	₪	35,990	$9,534	Furniture
		6	94	Cellphone	09/01/05	639	477	₪	162	$43	Computers & Software
		6	70	laptop	02/08/04	6536	6536	₪	-0	$-	Computers & Software
		6	101	shredder	01/10/05	1000	297	₪	703	$186	Furniture
		6	106	copier machine	01/12/05	1450	414	₪	1,035	$274	Furniture
		6	108	cellphone	06/03/06	418	112	₪	306	$81	Computers & Software
		6	61	Ram Salomon computers	01/07/04	3718	3718	₪	-0	$-	Computers & Software
		6	110	shredder	11/06/06	350	87	₪	263	$70	Furniture
		6	58	Waxman- chairs	01/07/04	7000	2695	₪	4,305	$1,140	Furniture
		6	111	printer	12/06/06	712	177	₪	535	$142	Computers & Software
		6	112	timeclock	14/06/06	1255	312	₪	943	$250	Computers & Software
		6	113	office equipment	15/06/06	1452	360	₪	1,092	$289	Furniture
		6	40	8 chairs	17/05/04	1500	590	₪	910	$241	Furniture
		6	132	alarm	01/10/06	9210	2095	₪	7,115	$1,885	Computers & Software
		6	29	fax	28/01/04	2008	1785	₪	223	$59	Computers & Software
		6	133	printer	01/10/06	778	177	₪	601	$159	Computers & Software
		6	41	telephone system	24/05/04	2500	2101	₪	399	$106	Computers & Software
		6	87	cellphone	05/08/04	491	398	₪	93	$25	Computers & Software
		6	39	safe	01/05/04	1900	754	₪	1,146	$304	Computers & Software
		6	38	telephone system	01/05/04	3251	2764	₪	488	$129	Furniture
		6	135	office equipment	19/10/06	1000	224	₪	776	$206	Furniture
		6	136	office equipment	19/10/06	3230	724	₪	2,506	$664	Furniture
		6	137	office equipment	24/10/06	779	174	₪	605	$160	Furniture
		6	138	office equipment	01/11/06	1500	332	₪	1,167	$309	Furniture
		6	139	lock	01/12/06	1049	226	₪	823	$218	Furniture
		6	140	door	01/12/06	3000	648	₪	2,353	$623	Furniture
		6	30	computer	20/02/04	7288	7288	₪	-0	$-	Computers & Software
		6	122	adapters	01/07/06	2654	650	₪	2,004	$531	Computers & Software
Total		6 - Furniture.				132515	46385	₪	86,135	$22,817
										$-
Grand Total						2,891,756	2,169,497	₪	722,272	$191,330

		Closing Cost		Accum Dep		NBV		NBV$	Replacement Value
Summary	Vehicle	₪	98,081	₪	94,362	₪	3,719	$985	$6,500
	Computers & Software	₪	183,794	₪	154,206	₪	29,588	$7,838	$18,000
	Infrastructure and Leasehold Improvements	₪	1,116,529	₪	1,007,113	₪	109,416	$28,984	$350,000
	Equipment & Machinery	₪	1,413,303	₪	896,583	₪	516,720	$136,879	$250,000
	Furniture	₪	80,049	₪	17,233	₪	62,816	$16,640	$30,000
		₪	2,891,756	₪	2,169,497	₪	722,259	$191,330	$654,500

			$766,028		$574,701			$191,330	$654,500

Schedule 1.20 Asset Purchase Agreement

Upon execution of this Agreement, seventy-five thousand United States dollars ($75,000) by wire transfer.

THERAVITAE LTD. (ISRAEL)
Financial Statements
For the Year Ended December 31, 2009
(Unaudited)

prepared by Management

THERAVITAE LTD.
Balance Sheet (unaudited)
as at December 31, 2009

in New Israeli Shekel and USD

	NIS		USD

ASSETS

CURRENT
Cash & Cash Equivalents	₪	34,102	$9,034
Short Term Deposits (Restricted)	₪	508,948	$134,821
Other Assets and Amounts Due	₪	857,824	$227,238
	₪	1,400,874	$371,092

CAPITAL ASSETS	₪	722,272	$191,330

	₪	2,123,146	$562,423

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
CURRENT
Bank Indebtedness	₪	-	$-
Accounts payable	₪	445,611	$118,043
Other Liabilities and Amounts Owed	₪	1,049,091	$277,905

	₪	1,494,702	$395,948

NET SEVERANCE PAYABLE	₪	64,396	$17,059

CONTINGIENT LIABILITIES	₪	-	$-

SHAREHOLDERS' DEFICIENCY
Share capital	₪	200	$53
Share Premium	₪	1,999,801	$529,749
Deficit	₪	-1,435,953	$(380,385)
	₪	564,048	$149,417
	₪	2,123,146	$562,423

THERAVITAE LTD.
Statement of Income and Loss (unaudited)
For the Year Ended December 31, 2009

in New Israeli Shekel and USD

	NIS		USD

REVENUE	₪	7,301,685	$1,934,221

COST OF SALES	₪	5,617,513	$1,488,083

GROSS PROFIT	₪	1,684,172	$446,138

SALES AND ADMINISTRATIVE EXPENSES	₪	844,721	$223,767

GENERAL EXPENSES ALLOCATED	₪	-	$-

INCOME (LOSS) FROM OPERATIONS	₪	839,451	$222,371

GAIN ON SALE OF ASSETS	₪	4,480	$1,187

FINANCE (GAIN) EXPENSES, NET	₪	-108,463	$(28,732)

NET INCOME	₪	952,394	$252,290

THERAVITAE LTD.
Statement in Chanages in Equity
as at

in New Israeli Shekel

	Share		Share		Net Income
	Capital		Premium		(Loss)		Total

Balance, January 1, 2007	₪	200	₪	1,999,801	₪	-1,797,477	₪	202,524
Net Loss for the year	₪	-	₪	-	₪	-632,083	₪	-632,083
Balance, December 31, 2007	₪	200	₪	1,999,801	₪	-2,429,560	₪	-429,559

Net Income for the year	₪	-	₪	-	₪	41,213	₪	41,213
Balance, December 31, 2008	₪	200	₪	1,999,801	₪	-2,388,347	₪	-388,346

Net Income for the year	₪	-	₪	-	₪	952,394	₪	952,394
Balance, December 31, 2009	₪	200	₪	1,999,801	₪	-1,435,953	₪	564,048

Schedule 1.15	Lease

Lessor:	Africa-Israel Properties Ltd.

Start of Lease	9/1/2009
End of Lease	8/31/2011
Deposit of $135k (12 mo's)

Total Metres	580 (1,903 sq ft)

Renewal	9/1/2011 (2 year option, with 15% increase)	Today's Rate	3.775

	Cost		Real Cost (based on $1=NIS 4.38)
Cost/m2		$12.10	$14.04
Maint/m2	₪	9.91	$2.63
			$16.66

Cost, Sep1,09	$9,665
Parking	$517
Prop Tax	$1,536
Total	$11,718

Annual	$140,620

(VAT not included)

Three months payable at start of quarter ($36k incl VAT)

Confidential

employment agreement

This Employment Agreement (this "Agreement") is entered as of ______________ by and between _____________ Ltd., a company organized under the laws of the State of Israel, (the "Company") and ____________ (Israeli I.D. No.  _______________) (the "Employee").

WHEREAS,	the Company desires to engage the Employee and the Employee represents that he has the requisite skill and knowledge to perform his/her duties hereunder, and desires to be employed by the Company; and

WHEREAS,	the parties desire to state the terms and conditions of the Employee's engagement by the Company.

NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1.	The Employee will be employed by the company, as a __________________.

2.	The anticipated start date will be _____________________.

3.	As part of her employment by the Company, the employee shall be required to perform the following duties:

a.	To manufacture the cellular therapies for patients;

b.	To be part of the team developing new cellular therapies;

c.	Any other duties, activities and projects assigned by his direct manager.

Gross Salary and benefits

4.	As a Company employee, the Employee will receive a monthly gross salary of ______ NIS (The Employee’s Gross Salary).

5.	At the conclusion of the earlier of (a) completion of 6 months of work; or (b) completion of the training period, the monthly gross salary will be updated to _______ NIS.

6.	The employee shall be entitled to a monthly payment of _____ NIS as traveling expenses.

7.
Shall the employee continue to work for the Company after 3 months, the Employee shall be entitled to a Managers Insurance Policy, as will be determined by the Company (The Policy”), Payment will be made retroactively since first day of employment.

8.
Payments towards the Policy shall be as follows: the Company shall pay an amount equal to 5% of the Employee's Gross Salary towards the Policy and shall deduct 5% from the Employee's Gross Salary and pay such amounts towards the Policy. The Company shall pay an amount equal to 8% and 1/3% of the Employee's Gross Salary towards a fund for severance compensation, at the Company’s sole discretion.

9.
Shall the employee continue to work for the Company after 3 months, the Company and the Employee shall open and maintain an Educational Fund (Keren Hishtalmut). The Educational Fund will be chosen by the employee .The Company shall contribute to such Educational Fund an amount equal to 7.5% of the Employee's Gross Salary and the Employee shall contribute to such Educational Fund an amount equal to 2.5% of Employee's Gross Salary. Payment will be made retroactively since first day of employment.

Confidential

10.
The Payments towards the Policy and Education Fund shall be up to the highest amount recognized by the Israeli Tax Authorities for income tax exemption regarding such managers’ insurance payments and Education Fund. Upon termination of the Employee’s employment by the Company, Ownership of the Policy will be transferred to the employee, unless such termination was under circumstances that do not entitle the employee to severance pay, according to applicable law.

11.
The Company shall legally deduct and withhold income tax payments and any other obligatory payments, such as social security and health insurance, from all the payments, which shall be paid to the Employee in accordance with this agreement and as required by law, and as shall be updated from time to time. The Employee hereby instructs the Company to deduct such payments towards the Policy, from his/her Gross Salary.

12.
The employee acknowledges and agrees that his/her employment with the Company is of a personal nature and requires a special degree of personal trust, and that the law known as “Hok Sheot Avoda Vemenucha” shall not apply to his/her relationship with the Company. Accordingly, the employee will be expected to work additional hours as required by his/her assignments without any additional consideration. The employee agrees if “Hok Sheot Avoda Vemenucha” shall be applied on his/her relationship with the Company, 20% of his/her Gross Monthly Salary will be considered a global payment for overtime work.

Vacation

13.
The employee shall be entitled to ____ working days of paid vacation annually (prorated for any calendar year during which he/she is employed hereunder) (“Annual Vacation”). Such Annual Vacation shall be updated as required by applicable law. The employee shall be entitled to accumulate up to once his/her Annual Vacation days, subject to the Company’s prior written approval. In any case, the employee shall be obliged to consume at least 7 vacation days each year.

14.	The employee shall be entitled to a paid sick leave pursuant to applicable law.

Recreation Pay

15.	The employee shall be entitled to receive Recreation Pay (Dmei Havraa) pursuant to applicable law.

Shabbat

16.	It is understood that the Employee will not work on Shabbat or any Jewish Holiday where work is not permitted.

Term and Termination

17.
The employee’s employment with the Company is for no specified period . As a result, the employee is free to resign at any time, after giving the Company a prior written notice as required by applicable law (for each of the first 6 months of employment, 1 day’s notice; for the next 6 months of employment, 1.5 additional days for each working month; As of the 2nd year of employment, 30 days notice). Such resignation shall be for any reason or for no reason. Similarly, the Company is free to conclude its employment relationship with the employee at any time, with or without cause, after giving the employee a similar prior notice, unless otherwise provided by law.

Confidential

18.
Notwithstanding the provisions of Section 17 above, during the notice period, the Employee shall continue to work unless the Company specifically informs the employee that his/her employment is no longer required.  Without derogating from the above, during the notice period the Employee shall cooperate with the Company and use his/her best efforts to assist the integration into the Company's organization of the person or persons who will assume the Employee's responsibilities.

19.
Upon termination of the employee’s employment with the Company, for whatever reason, the employee will deliver to the Company all the property of the Company that was provided to the Employee by the Company and any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material (including soft copy) containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company (all as defined in Exhibit A - Employee proprietary information and inventions agreement), and discard any soft copy thereof.

Confidentiality, Non-competition, Assignment of rights and Proprietary information

20.
During the term of the employee’s employment with the Company, the employee will not engage in any other employment, occupation, consulting or other business and will dedicate all of his/her working time in favor of his/her employment with the Company, nor will the employee engage in any other activities that conflict with his/her obligations to the Company.

21.	As a Company employee, the employee will be expected to abide by Company rules and regulations, as defined and approved by the Company.

22.
The Employee acknowledges and agrees that the Employee will have access to, or become acquainted with, Confidential Information of ___________. For the purposes of this Agreement, "Confidential Information" shall mean any information of __________ , whether or not developed by the Employee, including but not limited to, information which relates to all ideas, designs, methods, discoveries, improvements, products or other results of the Employee’s work, trade secrets, product data and specifications, proprietary rights, business affairs, product developments customer information or employee information. Confidential Information does not include any information that: (i) the Employee can prove was known to The Employee prior to the date of this Agreement and any other agreement between the parties hereto, without obligation to keep it confidential; (ii) the Employee can prove was lawfully obtained from a third party without any obligation of confidentiality; or (iii) is or becomes part of the public domain through no act or violation of any obligation of the Consultant. The Employee acknowledges and agrees that the confidential information constitutes valuable trade secrets of _______________________ . The Employee shall keep all Confidential Information in confidence and shall not, at any time during or after the term of this Agreement, without the Company’s prior written consent, disclose or otherwise make available, directly or indirectly, any item of Confidential Information to anyone. The Employee shall use the Confidential Information only in connection with the performance of his/her work hereunder and for no other purpose.

23.
All documents including, but not limited to, notebooks, notes, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs and other data of any kind coming into the Employee’s possession or prepared by the Employee in connection with the services provided under this Agreement are the exclusive property of _______________________ . The Employee agrees to return to the Company all such documents upon termination of this Agreement unless specific written consent is obtained from the Company to release any such record.

Confidential

24.
The Employee agrees to keep all the terms and conditions of this Agreement in the strictest confidence and not to disclose the contents thereof to any person without the prior written consent of the Company.

Confidential

General Provisions

25.
In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

26.
This Agreement is personal to the Employee, and the Employee shall not assign or delegate his/her rights or duties to a third party, whether by contract, will or operation of law, without the Company's prior written consent.

27.	This Agreement shall inure to the benefit of the Company's successors and assigns.

28.
Each notice and/or demand given by one party pursuant to this Agreement shall be given in writing and shall be sent by registered mail to the other party at the address appearing in the caption of this Agreement, and such notice and/or demand shall be deemed given at the expiration of seven (7) days from the date of mailing by registered mail or immediately if delivered by hand.  Such address shall be effective unless notice of a change in address is provided by registered mail to the other party.

29.	It is hereby agreed between the parties that the laws of the State of Israel shall apply to this Agreement.

Employee	Ltd.

Confidential

Exhibit 1
EMPLOYEE PROPRIETARY INFORMATION
AND INVENTIONS AGREEMENT

I, ____________(Israeli I.D. ______________), acknowledge that as a result of my employment by _____________ Ltd. (the "Company"), I may develop, receive, or otherwise have access to confidential or proprietary information that is of value to the Company, or any affiliate thereof.  I therefore agree, as a condition of my employment, as follows:
1.	Nondisclosure.

1.1.
Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an authorized officer of the Company expressly authorizes such in writing.  I will obtain the Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at the Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2.	Company for the purpose of this Agreement the term “Company” shall mean ____________ Ltd., it’s subsidiaries, affiliates and it’s parent company.

1.3.
Proprietary Information.  The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company.  By way of illustration but not limitation, "Proprietary Information" includes (i) any and all information concerning the business of the Company, product specifications, data, know-how, processes, formulas, methods, inventions and ideas, past, current and planned development or experimental work and customer lists, price lists, market studies, business plans, systems and structures of the Company, and any other information, however documented of the Company (collectively referred to as "Inventions"); (ii) any and all information concerning the business of the Companies (which includes financial statements and projections, forecasts, plans, and information about key personnel, training, techniques and materials), however documented; and (iii) all derivatives, improvements and enhancements to the Company’s know how which are created or developed by me during the term of my employment; and (iv) information of third parties as to which the Company has an obligation of confidentiality; and (v) any and all notes, analysis, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of any obligation I have towards the Company, to whatever extent and in whichever way I wish.

1.4.
Third Party Information.  I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an authorized officer of the Company in writing.

Confidential

1.5.
No Improper Use of Information of Prior Employers and Others. During my employment by the Company, I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

2.	Assignment of Inventions.

2.1.	Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2.
Assignment of Inventions.  Subject to Sections 2.3 and 2.4, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company.  Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as "Company Inventions."

2.3.
Non-assignable Inventions. This Agreement will not be deemed to require assignment of any invention which was developed entirely on my own time without using the Company's equipment, supplies, facilities, or Proprietary Information and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company.

2.4.	Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to any third party as directed by the Company.

2.5.
Enforcement of Proprietary Rights.  I will assist the Company in every proper way to obtain, and from time to time enforce, any Proprietary Rights relating to Company Inventions in any and all countries.  To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof.  In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee.  My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

3.
Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

Confidential

4.
I agree that, without derogating from any other obligation I have toward the Company, during the period of my employment by the Company and for a period of one (1) year thereafter, I will not, directly or indirectly, engage in any employment or business activity, which (i) shall require or create circumstances in which I shall be induced to disclose any Confidential Information of the Company; (ii) shall interfere with the Company’s relationship or business with any customer, supplier or a third party doing business with the Company, or,(iii) deprive the Company from any present or future right it may. I agree further that for the period of my employment by the Company and for a period of two (2) years thereafter, I will not induce any employee, consultant, customer, supplier or other party to leave his/her employ, cease the provision of service or stop other relationship with the Company, or harm such relationship in any manner. Furthermore, I agree that during the referenced period I shall not engage in any activity which competes with the business of the Company.

5.
No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement relating to my prior employment, counseling, shareholding or sale of such shares. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6.	Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

7.	General Provisions.

7.1.
Severability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

7.2.
Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

7.3.	Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

7.4.
Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach.  No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right.  The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

7.5.
Entire Agreement. The obligations set in this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period.  This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions or agreements between us with respect to the subject matter hereof.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.

Confidential

7.6.	Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict-of-law.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

By:
Address:	Title:
Dated:
Dated:

Employment Agreement

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this __ day of ____ 2009 (the "Effective Date"), by and between Regenocell Laboratories Ltd., (the "Company"), C.N_________ and Mr. [_______], holder of Israeli identity card number [________] , of [________], Israel (the "Employee").

WHEREAS,	The employee was employed by Thera Vita Ltd. an Israeli Company ("TVIL") as of ______ under certain employment agreement dated _________ (the" Previous Employment Agreement") and;

WHEREAS,	On _________ the Company has signed an agreement for the purchase of all of the assets of TVIL and;

WHEREAS,	The Employee wishes to be employed by the Company, and the Company desires to engage the Employee; and

NOW THEREFORE, the parties hereto hereby declare and agree as follows:

Contents of Agreement/Definitions

1.	The preamble and the exhibits to this Agreement constitute an integral part thereof and are hereby incorporated by reference.

2.	The headings in this Agreement are for the purpose of convenience only and shall not be used for the purposes of interpretation.

Terms of employment

3.	As of February 1st 2010, the employee shall be employed by the Company, under the same terms stipulated in the Previous Employment Agreement attached hereto as Annex A.

Regenocell Laboratories LTD.	Employee

THERA-VITAE LTD

FINANCIAL STATEMENTS

AS AT DECEMBER 31, 2007 AND 2006

THERA-VITAE LTD

CONTENTS

		Page

Auditors’ Report		2

Financial Statements:

Balance Sheets	- As at December 31, 2007 and 2006	3

Statements of Profit and Loss	- Years Ended December 31, 2007 and 2006	5

Statements of Cash Flow	- Years Ended December 31, 2007 and 2006	6

Statements of changes in shareholders equity	- Years Ended December 31, 2007 and 2006	7

Notes to the Financial Statements		8-15

Schedules to Statements of Profit and Loss

Schedule a	- Cost of goods sold	16

Schedule b	- Selling, administrative and general expenses	16

Schedule c	- Allocated costes	17

Appendix to Statements of Cash Flows	- Adjustments to non cash items for operating activities	18

TARA-A07

AUDITORS’ REPORT

TO THE SHAREHOLDERS

OF

THERA-VITAE LTD

We have audited the accompanying balance sheets of thera - vitae ltd (“the Company”) as at December 31, 2007 and the related statements of profit and loss, cash flow and changes in shareholders equity for year ended on this date. These financial statements are the responsibility of the Company’s board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have not audited the financial statements of the company as of December 31, 2006, and for the year then ended. The financial statements of the company for that period were audited by other independent public accountants that this report include unqualified opinion as at September 4, 2007, with reference to note 1 c regarding negative capital and the uncertainty of the parent company in raising capital successfully.

We have conducted our audit in accordance with generally accepted auditing standards, including those prescribed by the Auditors’ Regulations (Auditor’s Mode of Performance) - 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the board of directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The aforementioned financial statements have been prepared on the basis of historical cost, and not on the basis of reported sums. Disclosure of the effect of the changes in the general purchasing power of the Israeli currency, which is in accordance with pronouncements of the Institute of Certified Public Accountants in Israel and standards of the Israel Accounting Standards Board, has not been included in the aforementioned financial statements.

In our opinion, except for the omission of the information stated in the above paragraph, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2007, and the results of its operations, and the changes in its cash flow and the changes in the shareholders equity for the year ended in accordance with generally accepted accounting principles - on the historical cost basis.

Without qualifying our opinion we refer to note 1 c regarding the Company’s retained loss of 2,430 thousend NIS and 1,797 thousand NIS over the years 2007 - 2006, respectively, and to note 2e regarding the adjustment of Restatement over the year 2006 for re - presenting Restatement’s effect regarding a past mistake in calculation of revenues and net financing expenses.

Zitnitski Weinstein & Co.
May 12, 2008
Certified Public Accountants

THERA-VITAE LTD

BALANCE SHEETS
(N.I.S.)

		DECEMBER 31
	Note	2007	2006	*

CURRENT ASSETS
Cash and cash equivalents	(3)	846,530	1,130,325
Basis inventory		-	110,918
Accounts receivable	(4)	157,820	298,803
		1,004,350	1,540,046

LONG TERM ASSETS
Long term deposit		-	96,021

FIXED ASSETS	(5)
Cost		2,854,419	2,649,576
Less, accumulated depreciation		1,391,699	979,289
		1,462,720	1,670,287

		2,467,070	3,306,354

The accompanying notes are an integral part of these financial statements

AS AT DECEMBER 31, 2007 AND 2006

		DECEMBER 31
	Note	2007	2006	*

CURRENT LIABILITIES
Bank credit		21,576	67,154
Trade and post - dated cheques		503,786	297,405
Accounts payable	(6)	1,596,303	577,226
		2,121,665	941,785

Related Companies loans	(7)	646,187	2,078,041

Reserve for severance pay	(8)	128,777	84,004

CAPITAL (DEFICIT)
Share capital	(9)	200	200
Additional paid - in capital		1,999,801	1,999,801
Retained Loss		(2,429,560)	(1,797,477)
		(429,559)	202,524

DIRECTORS:

		2,467,070	3,306,354

* Restatement- note 2 e.

Tel Aviv, May 12, 2008

THERA-VITAE LTD

STATEMENTS OF PROFIT & LOSS

YEARS ENDED DECEMBER 31, 2007 AND 2006

(N.I.S.)

		2007	2006	*

Revenues		8,018,824	7,803,576

Cost of goods sold	(schedule a)	6,784,202	6,556,252

Gross profit		1,234,622	1,247,324

Selling administrative and general expenses	(schedule b)	1,794,821	1,784,402

Allocated costs	(schedule c)	-	-

Operating loss before financing expenses		560,199	537,078

Net financing expenses		71,884	2,974

Net loss for the year		632,083	540,052

Retained loss, beginning of year		1,797,477	1,257,425

Retained loss, end of year		2,429,560	1,797,477

* Restatement- note 2 e.

The accompanying notes are an integral part of these financial statements

THERA-VITAE LTD

STATEMENTS OF CASH FLOW

YEARS ENDED DECEMBER 31, 2007 AND 2006
(N.I.S.)

	2007	2006
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

Net loss for the year	(632,083)	(540,052)

Adjustments to non - cash items for Operating activities (see appendix)	1,934,542	1,095,682

Net cash provided by operating activities	1,302,459	555,630

CASH FLOWS USED IN INVESTING ACTIVITIES

Long term deposit repayment	96,021	-

Purchase of fixed assets	(204,843)	(240,349)

Net cash used in investing activities	(108,822)	(240,349)

CASH FLOWS USED IN FINANCING ACTIVITIES

Capital issue	-	2,000,000

Bank credit received (repayment)	(45,578)	67,154

Net related Companies loans repayment	(1,431,854)	(1,846,881)

Net cash provided by (used in) operating activities	(1,477,432)	220,273

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(283,795)	535,554

BALANCE OF CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	1,130,325	594,771

BALANCE OF CASH AND CASH EQUIVALENTS - END OF YEAR	846,530	1,130,325

The accompanying notes are an integral part of these financial statements

THERA-VITAE LTD

STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY

YEARS ENDED DECEMBER 31, 2007 AND 2006
(N.I.S.)

	ORDINARY SHARES 0.1 NIS PAR VALUE	ADDITIONAL PAID-IN CAPITAL	LOSS	TOTAL

Balance as of January 1, 2006	1	-	(1,257,425)	(1,257,424)

Share issuance	199	1,999,801	-	2,000,000

Net loss 2006	-	-	(540,052)	(540,052)

Balance as of December 31, 2006	200	1,999,801	(1,797,477)	202,524

Net loss 2007	-	-	(632,083)	(632,083)

Balance as of December 31, 2007	200	1,999,801	(2,429,560)	(429,559)

The accompanying notes are an integral part of these financial statements

THERA-VITAE LTD

NOTES TO THE FINANCIAL STATEMENTS

Note 1 - General

a.
The financial statements have been prepared in accordance with generally accepted accounting principles, on the historical cost basis, without giving expression to the effect of the changes in the general purchasing power of the Israeli currency on the financial statements. The increase in the general purchasing power of the Israeli currency during the year, as was indicated by the Israeli Consumer Price Index, is 3.4% (prior year: decrease 0.1%).

b.
During the year 2001 the Israel Accounting Standards Board published standard no. 12 which was updated during the year 2002 by standard no. 17, about the termination of adjusting of the financial statements, starting from January 1, 2004. According to this standard, the financial statements must be stated in reported sums, namely in historical values, which was adjusted to December 31, 2003 Israeli Consumer Price Index (hereinafter - passing day), in addition of nominal historic values, which was added after the passing day and in reduction of sums which was deducted after the passing day.

The financial statements are stated in nominal historic values, because the statements in reported sums, above mentioned, does not contribute meaningful information.

c.
The Company has retained loss of 2,430 thousand NIS and 1,797 thousand NIS over the years 2007 - 2006 respectively. In order to fund its activities the Company is fully depended on the funding of its parent Company.

Note 2 - Significant accounting policies

The significant accounting policies, that were taken in the preparation of the financial statements in accordance with prior year, are as follows:

a.	Fixed assets
Fixed assets are recorded at cost price and are depreciated over their estimated useful life time, on the straight - line method, at comparable rates which are used for income tax purpose.

b.	Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles, requires the management to make estimates and assumptions that effects the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

THERA-VITAE LTD

 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

Note 2 - Significant accounting policies (continue)

c.	Foreign currency balances
Balances in foreign currency or linked to them are translated at the exchange rates in effect as at the end of the year, as was advertised by the Bank of Israel:

	Exchange rate	Exchange rate	Exchange rate
Date	of 1 U.S.D. in N.I.S.	of 1 EURO. in N.I.S.	of 1 CHF. in N.I.S.

31. 12. 07	3.846	5.659	3.420
31. 12. 06	4.225	5.564	3.465

Income and expenses in foreign currencies were included in the profit and loss statements according to the exchange rates in effect at the time of the transactions.

d.	CASH AND CASH EQUIVALENTS
The above term includes Israeli shekel and foreign currency, as well as short term bank deposits, not exceeding three months from the deposit date.

e.	RESTATEMENT
The Financial Statements as at December 31, 2006 and for year ended on this date including Restatement regarding a past mistake in calculation of revenues and net financing expenses.
The Restatement effects of the Financial Statements are:

1.	BALANCE SHEETS
DECEMBER 31, 2006

Related Companies loans - as was reported	2,305,167
Restatement’s effect	(227,126)
Related Companies loans - after Restatement	2,078,041

Retainted loss - as was reported	2,024,603
Restatement’s effect	(227,126)
Retainted loss - after Restatement	1,797,477

THERA-VITAE LTD

 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

Note 2 - Significant accounting policies (continue)

e.	RESTATEMENT (continue)

2.	STATEMENT OF PROFIT & LOSS
FOR YEAR ENDED
DECEMBER 31, 2006

Revenues - as was reported	7,439,902
Restatement’s effect	363,674
Revenues - after Restatement	7,803,576

Cost of goods sold - as was reported	6,240,014
Restatement’s effect	316,238
Cost of goods sold - as after Restatement	6,556,252

Selling administrative and general expenses - as was reported	2,100,640
Restatement’s effect	(316,238)
Selling administrative and general expenses - after Restatement	1,784,402

Net financing (expenses) income - as was reported	406,933
Restatement’s effect	(409,907)
Net financing (expenses) income - after Restatement	(2,974)

Net loss for the year - as was reported	493,819
Restatement’s effect	46,233
Net loss for the year - after Restatement	540,052

Retained loss, beginning of year - as was reported	1,530,784
Restatement’s effect	(273,359)
Retained loss, beginning of year - after Restatement	1,257,425

Note 3 - Cash and cash equivalents
	DECEMBER 31
	2007	2006

Israeli Currency - NIS	9,372	256,846
Foreign Currency	837,158	873,479
	846,530	1,130,325

THERA-VITAE LTD

 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
(N.I.S.)

Note 4 - Accounts receivable
	DECEMBER 31
	2007	2006

Tax authorities	90,793	115,268
Prepaid expenses and others	67,027	183,535
	157,820	298,803

Note 5 - Fixed assets

a. Composition
	DECEMBER 3 1
	Vehicles	New equipment	Improvement in rental	Other equipment	System in building	Supervision in building	Total

Cost
Balance at January 1, 2007	98,081	1,341,426	157,254	104,958	930,035	17,822	2,649,576
Additions in 2007	-	203,433	-	1,410	-	-	204,843
Balance at December 31, 2007	98,081	1,544,859	157,254	106,368	930,035	17,822	2,854,419

Accumulated depreciation
Balance at January 1, 2007	(50,225)	(439,977)	(58,355)	(29,150)	(393,908)	(7,674)	(979,289)
Depreciation in 2007	(14,712)	(205,779)	(26,214)	(9,662)	(153,072)	(2,971)	(412,410)
Balance at December 31, 2007	(64,937)	(645,756)	(84,569)	(38,812)	(546,980)	(10,645)	(1,391,699)

Depreciated cost at December 31, 2007	33,144	899,103	72,685	67,556	383,055	7,177	1,462,720

b. Depreciation rates:
%
Vehicles	15
New equipment	15 - 33
Improvement in rental	17
Other equipment	7 - 15
System in building	17
Supervision in building	17

THERA-VITAE LTD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(N.I.S.)

Note 6 -  Accounts payable

	DECEMBER 31
	2007	2006

Tax authorities	23,981	80,496
Employees and payroll accruals	187,947	363,494
Accrued expenses	1,384,375	133,236
	1,596,303	577,226

Note 7 -  Related companies loans

Received from related companies, linked to foreign currency, non interest bearing, and without specific date of repayment.

Note 8 -  Reserve for severance pay

a.	Composition:

	DECEMBER 31
	2007	2006

Accrued severance pay	410,938	366,000
Less, deposits in funds	282,161	281,996
	128,777	84,004

b.
The accrued severance pay reflects the Company liability to its employees. The amounts in funds include the profits accrued to year-end in management insurance policies (including severance pay element).

Note 9 - Share capital

Composition as at December 31, 2007 and 2006:

	authorized	Issued and outstanding

Ordinary shares 0.01 NIS par value	100,000	20,010

THERA-VITAE LTD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(N.I.S.)

Note 10 -   Revenues

	2007	2006	*

Revenues from Related Companies (*)	7,801,833	7,565,805
Other Revenues (**)	216,991	237,771
	8,018,824	7,803,576

*	Restatement- note 2 e.

(*)	The Company had revenues from related companies resulting from a reimbursement of cost + 15%, from cost of goods sold ..

(**)	Grant received from the Israeli ALS study association.

Note 11 - Related parties transaction

a.	Related parties balance as of balance sheet date:

	DECEMBER 31
	2007	2006	*

Related companies loans	646,187	2,078,041

*   Restatement- note 2 e.

b.	Transactions with related parties as reflected in the profit and loss for the period:

	2007	2006	*

Revenues From Related Companies	7,801,833	7,565,805

Rate differentials income From Related Companies	26,404	95,269

*   Restatement- note 2 e.

THERA-VITAE LTD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(N.I.S.)

Note 12  -  Commitments and contingent liabilities

a.     Ruhrberg Science Center

On April 19, 2007 Rurberg Construction and Investmtent (1963) Ltd (“Ruhrberg”) has filed a lawsuit against the company for unpaid lease of a proprerty located in Ruhrberg Science Center in Rehovot (the “Property”). The property was leased by the company but was never occupied by it.
On January 22, 2008 the parties have reached a settlement according to which the company has to pay to Rurberg a total sum of 508,104 NIS (inclusive of VAT). The company wrote a provision in the same amount.

b.     Rehovot Municipality

The company has filed an appeal to the Rehovot Appeal Committee following a decision by the Rehovot’s Municipality not to exempt the company from payment of municipal property tax for the Property. The company is currently awaiting the decision of the appeal Committee.
The company wrote provision in the sum of 247,364 NIS for it.

c.     Prof Alexsander Batler

In a letter prof. Battler is claiming an alleged breach of a consulting agreement Theravitae Holdings Limited in the sum of 151,500 US$ plus VAT. According to the Companys legal advisors they cannot foresee, at this stage, legal proceedings directed at the company with respect to prof. Battler’s claims, but this cannot be overruled.
According to the Companies Management, the Companys’ share in the debt is about 36,000 US$, and therfore wrote a provision in the same amount.

d.     Africa Israel Assets Ltd

On 19.1.08 Africa Israel assets ltd. (the lessor of the premises in which the Company is located), has provided the Company with an evacuation letter following miss payment of rent by the Company. Although the Company has made efforts to reach a settlement with Africa Israel, such settlement was never concluded as the Company continues to fall behind rent payments.
The Company arrears in rent and maintenance payment from October 2007. The Company wrote a provision in the sum of 207,700 NIS.

Note 13  -  Guarantee

The Company had given a bank guarantee at the amount of 460 K NIS (prior year 540 K NIS) in favor of the lessors.

THERA-VITAE LTD

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
(N.I.S.)

Note 14 - Lien

In order to secure any debts, a Bank Leumi placed a first fixed charge on the Companys unpaid capital stock, good will and first floating lien on the companys’ plant and all other assets.

Note 15 - Income taxes

a.	Final notice of assessments have been issued up to and including the year 2003.

b.
In the current year, as in last year, the Company was subject to the Income Tax (inflationary adjustment) Law - 1985. The law was fundamentally established in order to give protection to the invested capital of the Company. As a result of the execution of this law, the company’s adjusted loss , increased by the sum of 30,185 N.I.S (Prior year: sum of 9,753 N.I.S).

c.
On May 17, 2004, the Company’s facilities were granted the status of “Approved Enterprise” under the aforementioned law. According to its plan the company had to conclude the investments until May 31, 2006. On July 28, 2006 the company was granted an extension until May 31, 2007. The approved plan entitles the company to tax benefits according to section 51 of the law. Another extension for the plan execution term was not received yet.

d.
Carry forward tax losses of the company as of December 31, 2007 aggregate approximately 2,167 thousand N.I.S. Under the Inflationary Adjustments law, carry forward tax losses are linked to the Israeli CPI, and are utilizable.

THERA-VITAE LTD

Schedule a to
Statements of profit & loss
COST OF GOODS SOLD

YEARS ENDED DECEMBER 31, 2007 and 2006
(N.I.S.)

	2007	2006	*

Salaries and related	2,409,922	2,632,926
Travels abroad	41,422	137,463
Medical consulting	810,109	1,022,988
Transportation and delivery	155,931	212,694
Subcontractors	429,125	545,942
Perishable equipment	558,439	630,740
Laboratory maintenance	49,526	49,358
Allocated costs (Schedule c)	2,242,096	1,194,382
Product insurance	87,632	129,759
Total cost of goods sold	6,784,202	6,556,252

* Restatement- note 2 e.

Schedule b to
Statements of profit & loss

SELLING, ADMINISTRATIVE AND GENERAL EXPENSES

YEARS ENDED DECEMBER 31, 2007 and 2006
(N.I.S.)

	2007	2006	*

Salaries and salary related	939,808	785,694
Professional services	456,378	238,499
Insurance	12,335	10,218
Literature and seminars	11,282	525
Taxes and fees	8,893	43,131
Computer maintenance	11,942	15,395
Travels abroad	76,974	378,197
Transportation and delivery	7,751	11,046
Car maintenance (including 14,712 nis depreciation)	159,094	73,692
Meals, gifts and donation	40,152	49,459
Allocated costs (Schedule c)	70,212	178,546
Total selling, administative and general expreses	1,794,821	1,784,402

* Restatement- note 2 e.

THERA-VITAE LTD

Schedule c to
Statements of profit & loss

ALLOCATED COSTS

YEARS ENDED DECEMBER 31, 2007 and 2006
(N.I.S.)

	2007	2006

Rental fee	1,180,869	607,151

Office maintenance and property tax	662,936	301,139

Office supply	25,036	18,020

Telephone and communications	42,153	51,259

Telephone calls abroad	1,779	6,710

Mail	1,837	638

Depreciation	397,698	388,011

	2,312,308	1,372,928

Allocated costs to Cost of goods sold	(2,242,096)	(1,194,382)

Allocated costs to S and A and G	(70,212)	(178,546)

Total	-	-

THERA-VITAE LTD

Appendix No. 1
Statements of Cash Flow

ADJUSTMENTS TO NON - CASH ITEMS FROM

OPERATING ACTIVITIES

YEARS ENDED DECEMBER 31, 2007 and 2006

(N.I.S.)

	2007	2006

Items not affecting cash flow

Depreciation	412,410	388,011

Increase in reserve for severance pay, net	44,773	79,259

	457,183	467,270

Changes in working capital items

Decrease in basis inventory	110,918	-

Decrease in trade receivable	-	217,772

Decrease (increase) in accounts receivable	140,983	(130,956)

Increase in trade and post dated cheques	206,381	212,819

Increase in accounts payable	1,019,077	328,777

	1,477,359	628,412
Total adjustments to non - cash items from operating activities	1,934,542	1,095,682

THERAVITAE LTD.
Balance Sheet
as at

in New Israeli Shekel

		December 31,	December 31,
	Note	2008	2007

ASSETS

CURRENT
Cash & Cash Equivalents	3	138,385	846,530
Short Term Deposits		554,940	-
Other Assets and Amounts Due	4	5,854,150	8,183,753
		6,547,475	9,030,283

CAPITAL ASSETS	5	1,095,913	1,462,720

		7,643,388	10,493,003

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
CURRENT
Bank Indebtedness		-	21,576
Accounts payable	6	318,598	503,786
Other Liabilities and Amounts Owed	7	7,576,250	10,268,423
		7,894,848	10,793,785

NET SEVERANCE PAYABLE	8	136,886	128,777

CONTINGIENT LIABILITIES	16	-	-

SHAREHOLDERS' DEFICIENCY
Share capital	9	200	200
Share Premium		1,999,801	1,999,801
Deficit		(2,388,347)	(2,429,560)
		(388,346)	(429,559)
		7,643,388	10,493,003

See the accompanying notes

1

THERAVITAE LTD.
Statement of Loss and Deficit
For the Period Ended

in New Israeli Shekel

		December 31,	December 31,
	Note	2008	2007
REVENUE	10	7,611,470	8,018,824
COST OF SALES	11	6,618,667	6,784,202
GROSS PROFIT		992,803	1,234,622
SALES AND ADMINISTRATIVE EXPENSES	12	851,421	1,794,821
GENERAL EXPENSES ALLOCATED	13	-	-
LOSS FROM OPERATIONS		141,382	(560,199)
FINANCE EXPENSES, NET	14	100,169	71,884
NET LOSS		41,213	(632,083)

See the accompanying notes

2

THERAVITAE LTD.
Statement in Chanages in Equity
as at

in New Israeli Shekel

	Share	Share	Net Income
	Capital	Premium	(Loss)	Total

Balance, January 1, 2007	200	1,999,801	(1,797,477)	202,524
Net Loss for the year	-	-	(632,083)	(632,083)
Balance, December 31, 2007	200	1,999,801	(2,429,560)	(429,559)
Net Income for the year	-	-	41,213	41,213
Balance, December 31, 2008	200	1,999,801	(2,388,347)	(388,346)

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דוחות כספיים

ליום 31 בדצמבר, 2008

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טרה ויטה בע"מ

דוחות כספיים ליום 31 בדצמבר, 2008

תוכן העניינים

	עמוד
דוח רואה החשבון המבקר	2
מאזנים	3
דוחות רווח והפסד	4
דוחות על השינויים בהון העצמי	5
באורים לדוחות הכספיים	6-13

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GUBERMAN Accounting & Finance group

גוברמן סטפן רואי חשבון

דו"ח רואה החשבון המבקר

לבעלי המניות של טרה ויטה בע"מ

ביקרנו את המאזן המצורף של טרה ויטה בע"מ (להלן- החברה) ליום 31 בדצמבר 2008, את דוח רווח והפסד ודוח על השינויים בהון העצמי לשנה שהסתיימה באותו תאריך. דוחות כספיים אלה הינם באחריות הדירקטוריון וההנהלה של החברה. אחריותנו היא לחוות דיעה על דוחות כספיים אלה בהתבסס על ביקורתנו.

הדוחות הכספיים ליום 31 בדצמבר 2007 ולשנה שהסתיימה באותו תאריך בוקרו ע"י רואי חשבון מבקרים אחרים, אשר הדוח שלהם עליהם מיום 12 במאי 2008 כלל חוות דעת מסויגת עקב אי הכללת מידע בדבר השפעת השינויים בכוח הקניה הכללי של המטבע הישראלי על הדוחות כספיים.

ערכנו את ביקורתנו בהתאם לתקני ביקורת מקובלים, לרבות תקנים שנקבעו בתקנות רואי החשבון (דרך פעולתו של רואה חשבון), התשל"ג - 1973. על פי תקנים אלה נדרש מאיתנו לתכנן את הביקורת ולבצעה במטרה להשיג מידה סבירה של ביטחון שאין בדוחות הכספיים הצגה מוטעית מהותית. ביקורת כוללת בדיקה מדגמית של ראיות התומכות בסכומים ובמידע שבדוחות הכספיים. ביקורת כוללת גם בחינה של כללי החשבונאות שיושמו ושל האומדנים המשמעותיים שנעשו על ידי הדירקטוריון וההנהלה של החברה וכן הערכת נאותות ההצגה בדוחות הכספיים בכללותם. אנו סבורים שביקורתנו מספקת בסיס נאות לחוות דעתנו.

בביקורת הדוחות הכספיים לא יכולנו לאמת יתרה נגדית של חברה קשורה שנכון ליום 31 בדצמבר, 2008 מסתכמת ל- 6,198 אלפי ש"ח ונכללת בסעיף זכאים ויתרות זכות.

לדעתנו, פרט לאי אימות יתרה נגדית של חברה קשורה, כאמור לעיל, הדוחות הכספיים הנ"ל משקפים באופן נאות, מכל הבחינות המהותיות, את מצב הכספי של החברה ליום 31 בדצמבר 2008, את תוצאות פעולותיה והשינויים בהונה העצמי לשנה שהסתיימה באותו תאריך בהתאם לכללי חשבונאות מקובלים בישראל (Israeli GAAP).

מבלי לסייג את חוות דעתנו הנ"ל, הננו מפנים את תשומת הלב לאמור בבאור 1 ד' בדוחות הכספיים בדבר הפסד נצבר לחברה בסך של 2,388 אלפי ש"ח ו- 2,430 אלפי ש"ח לשנים 2008 ו- 2007 בהתאמה. בכדי לממן את פעילותה העסקית, החברה תלויה במימון מחברת האם.

תל אביב,_____ ביולי, 2009

גוברמן סטפן

רואי חשבון

רח' יד חרוצים 12 תל אביב 67778
טל: 03-5372237 פקס: 03-5373330
12 Yad Harutzim Tel-Aviv 67778
Tel. 972-3-5372237 Fax. 972-3-5373330
WWW.GUBERMAN.CO.IL

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מאזנים

	באור	ליום 31 בדצמבר 2008	ליום 31 בדצמבר 2007
		שקלים חדשים	
רכוש שוטף			
מזומנים ושווה מזומנים	3	138,385	846,530
פקדונות לז"ק		554,940	-
חייבים ויתרות חובה	4	5,854,150	* 8,183,753
		6,547,475	9,030,283
רכוש קבוע, נטו	5	1,095,913	1,462,720
		7,643,388	10,493,003
התחייבויות שוטפות			
התחייבות לתאגידים בנקאיים		-	21,576
ספקים והמחאות לפרעון	6	318,598	503,786
זכאים ויתרות זכות	7	7,576,250	* 10,268,423
		7,894,848	10,793,785
התחייבויות לזמן ארוך			
התחייבויות לסיום יחסי עובד- מעביד,נטו	8	136,886	128,777
התחייבויות תלויות	16	-	-
הון עצמי			
הון מניות	9	200	200
פרמיה		1,999,801	1,999,801
עודפים		(2,388,347)	(2,429,560)
		(388,346)	(429,559)
		7,643,388	10,493,003

*סווג מחדש

תאריך אישור הדוחות הכספיים

צבי שטרן

הבאורים המצורפים מהווים חלק בלתי נפרד מהדוחות הכספיים.

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דוחות רווח והפסד

	באור	לשנה שהסתיימה ביום 31 בדצמבר 2008	2007
		שקלים חדשים	
הכנסות	10	7,611,470	8,018,824
עלות המכר	11	6,618,667	6,784,202
רווח גולמי		992,803	1,234,622
הוצאות מכירה הנהלה וכלליות	12	851,421	1,794,821
עלויות כלליות לייחוס	13	-	-
רווח (הפסד) הפעלה		141,382	(560,199)
הוצאות מימון, נטו	14	100,169	71,884
רווח (הפסד) נקי		41,213	(632,083)

הבאורים המצורפים מהווים חלק בלתי נפרד מהדוחות הכספיים.

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דוחות על השינויים בהון העצמי

	הון המניות	פרמיה על מניות	יתרת רווח (הפסד)	סה"כ
		שקלים חדשים		
יתרה ליום 1 בינואר, 2007	200	1,999,801	(1,797,477)	202,524
הפסד נקי לשנה	-	-	(632,083)	(632,083)
יתרה ליום 31 בדצמבר, 2007	200	1,999,801	(2,429,560)	(429,559)
רווח נקי לשנה	-	-	41,213	41,213
יתרה ליום 31 בדצמבר, 2008	200	1,999,801	(2,388,347)	(388,346)

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באורים לדוחות הכספיים

באור 1 - כללי

א. החברה נתאגדה ונרשמה ביום 24 ביוני 2003 ומספרה ח.פ. 513425819.

ב. החברה עוסקת במתן שירותים בתחום הביוטכנולוגיה, ביניהם טיפול מסחרי שיקומי לשרירי הלב ע"י שימוש בתאי גזע בוגרים.

ג. החברה חתמה על הסכם להענקת שירותי פיתוח עם חברת In Motion Investment Limited , חברת אם, במסגרת ההסכם החברה פועלת כקבלנית משנה ונותנת שירותי מו"פ עבור החברה האם וחברות קשורות. בתמורה לשירותים משלמת החברה האם והחברות הקשורות את כל העלויות המתהוות בפועל בגין השירותים בגובה עלות המכר בתוספת 15%.

ד. לחברה הפסד נצבר בסך של 2,388 אלפי ש"ח ו- 2,430 אלפי ש"ח לשנים 2008 ו- 2007 בהתאמה. בכדי לממן את פעילותה העסקית, החברה תלויה במימון מחברת האם.

באור 2 - מדיניות חשבונאית

עיקרי המדיניות החשבונאית אשר יושמו בעריכת הדוחות הכספיים, באופן עקבי, הינם כדלקמן:

א. החברה לא כללה בדוחותיה הכספיים לשנת 2003 ביאור המציג מאזנים מתואמים ליום 31 בדצמבר 2003 ודוח מותאם על השינויים בהון העצמי לשנה שהסתיימה באותו תאריך, ופרטים לאופן חישוב הסכומים שנכללו בדוחות הכספיים כנדרש בתקן חשבונאות מספר 12 של המוסד הישראלי לתקינה בחשבונאות, ביאור שנתוניו נדרשו לצרכי הדיווח בשנים הבאות לפי סכומים מדווחים כהגדרתם באותו תקן. בשל כך הדוחות הכספיים אינם מוצגים בסכומים מדווחים.

ב. רכוש קבוע ופחת - הרכוש הקבוע מוצג בעלותו. חישוב הפחת על הרכוש הקבוע נעשה על פי שיטת הקו הישר. על נכסים שנרכשו במהלך השנה נזקף פחת בשיעור יחסי לתקופת השימוש בהם בשנת המס.

שיעורי הפחת השנתיים הינם כדלקמן:

מחשבים ותוכנות	33%
מכונות וציוד	15%
ריהוט וציוד משרדי	7%-15%
התקנות ושיפורים במושכר	16.7%
כלי רכב	15%

ג. שימוש באומדנים - בעריכת הדוחות הכספיים בהתאם לכללי חשבונאות מקובלים נדרשת ההנהלה להשתמש באומדנים והערכות העשויים להשפיע על הנתונים המדווחים של נכסים והתחייבויות, על הנתונים בדבר נכסים מותנים והתחייבויות תלויות, שניתן להם גילוי בדוחות הכספיים וכן על נתוני הכנסות והוצאות בתקופת הדיווח. התוצאות בפועל עשויות להיות שונות מאומדנים אלו.

ד. דו"ח על תזרימי מזומנים - בדוחות כספיים אלה לא נכלל דו"ח על תזרימי מזומנים של החברה, מאחר שדו"ח זה אינו מוסיף מידע משמעותי מעבר למידע הקיים בדו"ח הכספי.

ה. פרטים בדבר שערי מטבע חוץ:

להלן פרטים על שערי החליפין של הדולר של ארה"ב ושיעורי השינוי, בתקופות החשבון:

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באורים לדוחות הכספיים

באור 2 - מדיניות חשבונאית (המשך)

	ליום 31 בדצמבר	
	2008	2007
דולר של ארה"ב (בש"ח ל-1 דולר)	3.802	3.846
	שיעור השינוי באחוזים בשנה שהסתיימה ביום 31 בדצמבר	
	2008	2007
דולר של ארה"ב	(0.1)	(8.9)

באור 3 - מזומנים ושווה מזומנים

	ליום 31 בדצמבר	
	2008	2007
	שקלים חדשים	
מטבע ישראלי	13,114	9,372
מטבע חוץ	125,271	837,158
	138,385	846,530

באור 4 - חייבים ויתרות חובה

	ליום 31 בדצמבר	
	2008	2007
	שקלים חדשים	
הוצאות מראש	103,766	67,027
מוסדות	50,679	73,076
מס הכנסה חברה	23,809	17,717
חברות קשורות	5,675,896	* 8,025,933
	5,854,150	8,183,753

* סווג מחדש

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באור 5 - רכוש קבוע, נטו

	כלי רכב	שיפורים במושכר	ריהוט וציוד משרדי	מכונות וציוד	מחשבים ותוכנות	סה"כ
	ליום 31 בדצמבר					
	2008					
	שקלים חדשים					
עלות						
יתרה ליום 1 בינואר, 2008	98,081	1,105,111	106,368	1,425,911	118,948	2,854,419
רכישות לתקופה	-	-	-	23,964	12,381	36,345
יתרה ליום 31 בדצמבר, 2008	98,081	1,105,111	106,368	1,449,875	131,329	2,890,764
פחת שנצבר						
יתרה ליום 1 בינואר, 2008	(64,937)	(642,195)	(38,812)	(551,024)	(94,731)	(1,391,699)
פחת לתקופה	(14,712)	(182,257)	(7,286)	(179,589)	(19,308)	(403,152)
יתרה ליום 31 בדצמבר, 2008	(79,649)	(824,452)	(46,098)	(730,613)	(114,039)	(1,794,851)
עלות מופחתת ליום 31 בדצמבר, 2008	18,432	280,659	60,270	719,262	17,290	1,095,913

באור 6 - ספקים והמחאות לפרעון

	2008	2007
	ליום 31 בדצמבר	
	שקלים חדשים	
חובות פתוחים	308,907	301,218
המחאות לפרעון	9,691	202,568
	318,598	503,786

באור 7 - זכאים ויתרות זכות

	2008	2007
	ליום 31 בדצמבר	
	שקלים חדשים	
מוסדות	71,558	23,981
עובדים והתחייבות בגין עובדים	280,157	187,947
הוצאות לשלם	370,989	1,384,375
חברות קשורות	6,853,546	* 8,672,120
	7,576,250	10,268,423

* סווג מחדש

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באור 8 - התחייבויות לסיום יחסי עובד מעביד

1. התחייבויות החברה בשל סיום יחסי עובד-מעביד מחושבות על בסיס שכרם האחרון של העובדים ליום המאזן ובהתאם לחוק פיצויי פיטורין, ומכוסות בחלקן על ידי תשלומים שוטפים לחברות ביטוח בגין פוליסות ביטוח מנהלים וקופות גמל ויתרתן על ידי ההתחייבות הכלולה בדוחות הכספיים.

2. הסכומים שנצברו בפוליסות ביטוח מנהלים וקופות גמל הרשומות על שם העובדים וההתחייבויות בגינם אינם מוצגים במאזן, מאחר שאינם בשליטתה ובניהולה של החברה.

3. היעודה המופקדת בקופות פיצויים כוללת רווחים שנצברו עד לתאריך המאזן. הכספים שהופקדו ניתנים למשיכה אך ורק לאחר שימולאו ההתחייבויות על-פי חוק פיצויי פיטורין או הסכמי עבודה.

באור 9 - הון מניות

	ליום 31 בדצמבר, 2008 ו-2007	
	רשום	מונפק ונפרע
	מספר המניות	
מניות רגילות בנות 0.01 ש"ח ע.נ. כ"א	100,000	20,010

באור 10- הכנסות

	לשנה שהסתיימה ביום 31 בדצמבר	
	2008	2007
	שקלים חדשים	
הכנסות מחברות קשורות (1)	7,611,470	7,801,833
הכנסות אחרות (2)	-	216,991
	7,611,470	8,018,824

(1) לחברה הכנסות מחברות קשורות על פי חוזה שלפיו נקבע החזר עלויות בגובה עלות המכר בתוספת 15%.

(2) במהלך שנת 2007 החברה קבלה מענק מהעמותה הישראלית לחקר ה-ALS. מענק זה, נכלל בהכנסות החברה.

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באור 11 - עלות המכר

	לשנה שהסתיימה ביום 31 בדצמבר	
	2008	2007
	שקלים חדשים	
שכר ונלוות	3,055,578	2,409,922
אחזקת רכבים (כולל 14,712 ש"ח פחת)	150,431	-
נסיעות לחו"ל	136,180	41,422
ייעוץ מדעי	580,901	810,109
נסיעות והובלות	248,317	155,931
קבלני משנה	330,083	429,125
ציוד מתכלה	480,139	558,439
אחזקת מעבדה	84,483	49,526
ביטוחים	57,468	87,632
עלויות כלליות שיוחסו	1,495,087	2,242,096
	6,618,667	6,784,202

באור 12 - הוצאות מכירה הנהלה וכלליות

	לשנה שהסתיימה ביום 31 בדצמבר	
	2008	2007
	שקלים חדשים	
משכורות ונלוות	359,593	939,808
שרותים מקצועיים	316,317	456,378
ביטוח	17,934	12,335
מיסים ואגרות	45,146	8,893
נסיעות לחו"ל	2,487	76,974
אחזקת רכב	63,704	159,094
ספרות מקצועית והשתלמויות	-	11,282
אחזקת מחשב	-	11,942
נסיעות וחניה	-	7,751
כבודים מתנות וארוחות	-	40,152
עלויות כלליות שיוחסו	46,240	70,212
	851,421	1,794,821

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באור 13 - עלויות כלליות לייחוס

	לשנה שהסתיימה ביום 31 בדצמבר	
	2008	2007
	שקלים חדשים	
שכר דירה	628,755	1,180,869
אחזקת משרד	328,306	662,936
משרדיות	19,082	25,036
טלפון ותקשורת	59,128	45,769
הוצאות פחת	388,440	397,698
ספרות מקצועית והשתלמויות	2,294	-
אחזקת מחשב	17,598	-
נסיעות וחניה	46,720	-
כבודים מתנות וארוחות	51,003	-
הוצאות לייחוס לעלות המכר	(1,495,086)	(2,242,096)
הוצאות לייחוס להנהלה וכלליות	(46,240)	(70,212)
	-	-

באור 14 - הוצאות מימון, נטו

	לשנה שהסתיימה ביום 31 בדצמבר	
	2008	2007
	שקלים חדשים	
ריבית ועמלות	42,769	40,887
הפרשי שער	52,144	26,456
ריבית למוסדות	5,256	4,541
	100,169	71,884

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באור 15 - מסים על ההכנסה

א. חוקי המס החלים על החברה

מדידת התוצאות לצרכי מס על פי חוק מס הכנסה (תיאומים בשל אינפלציה), התשמ"ה-1985 (להלן: "חוק התיאומים")
על פי חוק התיאומים נמדדות התוצאות לצרכי מס על בסיס ריאלי בהתאם לעליית מדד המחירים לצרכן. החברה נישומה עפ"י חוק זה.
ביום 26 בפברואר 2008 עבר בכנסת חוק מס הכנסה (תיאומים בשל אינפלציה) (תיקון מס' 20) (הגבלת תקופת התחולה), התשס"ח-2008 (להלן בסעיף זה - "התיקון"). בהתאם לתיקון, תחולתו של חוק התאומים תסתיים בשנת המס 2007, ומשנת המס 2008 לא יחולו עוד הוראות החוק, למעט הוראות המעבר שמטרתן למנוע עיוותים בחישובי המס.
בהתאם לתיקון, בשנת המס 2008 ואילך לא תחושב עוד התאמה של הכנסות לצרכי מס לבסיס מדידה ריאלי. כמו כן, תופסק ההצמדה למדד של סכומי הפחת על נכסים קבועים ושל סכומי הפסדים מועברים לצרכי מס, באופן שסכומים אלה יתואמו עד למדד של סוף שנת מס 2007 והצמדתם למדד תיפסק ממועד זה ואילך.

ב. שנוי בשיעור המס

ביום 25 ביולי עבר בכנסת חוק לתיקון פקודת מס הכנסה (מס' 147 והוראת שעה), התשס"ה-2005 (להלן בסעיף זה-"התיקון"). התיקון קובע בין היתר הפחתה הדרגתית של שיעור מס חברות באופן הבא: בשנת המס 2006 יחול שיעור מס של 31%, בשנת 2007 יחול שיעור מס של 29%, בשנת 2008 יחול שיעור מס של 27%, בשנת 2009 יחול שיעור מס של 26% ומשנת 2010 ואילך יחול שיעור מס של 25%. כמו כן, החל משנת 2010, עם הפחתת שיעור מס חברות ל-25%, יתחייב כל רווח הון בשיעור מס של 25%.

ג. הפסדים לצורכי מס להעברה לשנים הבאות

הפסדים לצורכי מס של החברה המועברים לשנים הבאות מגיעים ליום 31 בדצמבר 2008 לכ- 2,123 אלפי ש"ח.

ד. חוק עידוד השקעות הון

בתאריך 17 במאי 2004, ניתן כתב אישור לתכנית במסלול חלופי לפי החוק לעידוד השעות הון, התשי"ט 1959 (להלן- "החוק").
מועד ביצוע התכנית המאושרת היה עד ליום 31 במאי 2006. ביום 28 ביולי 2006 ניתנה הארכה למועד ביצוע התכנית המאושרת ליום 31 במאי 2007. התכנית המאושרת מקנה הטבת במס לפי סעיף 51 לחוק. טרם נתקבלה הארכה נוספת לגבי מועד ביצוע התכנית.

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באור 16- התחייבויות תלויות

א. **ערבויות**

החברה העמידה ערבות בנקאית בסך 555 אלפי ש"ח (אשתקד 460 אלפי ש"ח) לטובת חברת אפריקה ישראל נכסים בע"מ המשמשת כבעלת הנכס המושכר על ידי החברה.

ב. **שעבודים**

להבטחת ערבויות שנתקבלו מתאגידים בנקאיים בסך 555 אלפי ש"ח שעבדה החברה בשעבוד ללא הגבלה את הון המניות הבלתי נפרע של החברה, המוניטין וכן שעבוד שוטף על כל מפעלה וכל יתר רכושה לטובת בנק לאומי לישראל בע"מ.
כמו כן החברה שעבדה לטובת בנק הפועלים בע"מ פיקדון שקלי לרבות פירותיו.

ג. **התחייבויות תלויות**

1. עיריית רחובות
בעקבות החלטת עיריית רחובות לא לפטור את החברה ממסים עירוניים בגין נכס שהוחזק על ידה בבניין משרדים בפארק תמר בעיר רחובות, הגישה החברה בקשה לערעור לעיריית רחובות בנימוק כי השטחים אינם ראויים לשימוש שכן בנייתם טרם הושלמה.
ביום 1 ביוני, 2008 ניתנה החלטת וועדת ערר שהגיעה למסקנה כי יש לפטור את החברה מחיוב בארנונה לתקופה של 12 חודשים בלבד.
החברה רשמה בספריה הפרשה בגין מסים עירוניים בסך של 29,864 ש"ח.

2. אפריקה ישראל נכסים בע"מ
במסגרת הליכי הסדרת חובות בגין דמי שכירות עם חברת אפריקה ישראל נחתם ביום 9 ביולי, 2008 הסכם פשרה בין הצדדים. במסגרת ההסכם החברה שילמה את חובותיה לאפריקה ישראל אי לכך סגרה את יתרת ההפרשה בגין התחייבויות תלויות מיום 31 בדצמבר, 2007 בגובה 207,000 ש"ח.

3. מרכז מדע רורברג
ביום 22 בינואר, 2008 נחתם הסכם בין החברה לחברת רורברג קבלנות והשקעות (1968) בע"מ בגין תביעה לתשלום דמי שכירות שהגישה חברת רורברג במהלך שנת 2007.
במסגרת ההסכם נערך הסדר לתשלום חוב בסך 508,104 ש"ח בשני תשלומים. אי לכך החברה סגרה את יתרת ההפרשה שעמדה נכון ליום 31 בדצמבר 2007 על הסכום הנ"ל.

באור 17- שרותים נלווים

שירותי הנהלת החשבונות עבור המבוקר נתנו ע"י חברה הקשורה למשרד רואי החשבון המבקר.

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